EXHIBIT 23

                          INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
NewSouth Bancorp, Inc.

We hereby consent to the inclusion as Exhibit 99.1 in the Form 8-K/A of NewSouth Bancorp, Inc. dated November 30, 1999, of our report dated October 20, 1999, with respect to the consolidated statements of financial condition of Green Street Financial Corp and Subsidiary as of September 30, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1999.


Raleigh, North Carolina
February 11, 2000